[COMPANY LOGO GRAPHIC OMITTED]


       North Valley Bancorp Reports Record Earnings for the Quarter Ended
                               September 30, 2002


-Net income up 25.9% -Diluted EPS up 33.3% - Return on Assets up to 1.37% - Return on Equity up to 18.05% -Loans outstanding up 10.3%

October 17, 2002 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $640 million in assets, today reported results for the three- and nine month periods ending September 30, 2002. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank ("SRB").

Quarterly Results

The Company reported net income for the three months ended September 30, 2002 of $2,126,000 or $0.44 per diluted share compared to $1,689,000 or $0.33 per diluted share for the same period in 2001 and $1,908,000 or $0.40 per diluted share for the second quarter of 2002. This represents an increase in diluted earnings per share of $0.11 or 33.3% over the same period in 2001 and an increase of $.04 or 10.0% compared to the second quarter of 2002. The primary driver of the earnings growth was net interest income, which increased by $1,241,000 or 19.5% and non-interest income, which increased by $162,000 or 7.9% compared to the same period in 2001. Partially offsetting the earnings growth was an increase in non-interest expense of $628,000 or 11.4%.

For the three months ended September 30, 2002 net interest income increased due to a slight reduction in interest income of $340,000 coupled with a decrease in interest expense of $1,581,000. Although average total interest earning assets increased by $41,096,000, average yields on earning assets fell to 7.02% for the third quarter of 2002 from 8.00% for the same period last year. Total interest expense decreased from $3,840,000 for the three months ended September 30, 2001 to $2,259,000 for the same period this year, a decrease of 41.2%. Total average loans outstanding increased to $428,549,000 for the third quarter of 2002 compared to $382,246,000 for the same period last year, an increase of $46,303,000 or 12.1%. Funding the growth in average loans was an increase in total average deposits of $26,514,000 and an increase in average borrowings of $18,055,000 from the third quarter of 2001 to the same period this year. Due to the current interest rate environment, coupled with recent volatility in the equity markets, the Company has experienced solid growth in demand, savings, and money market accounts but a significant decrease in certificates of deposits (CD's) as consumers move to keep their assets in short-term instruments. This shift in deposits has resulted in a significant decrease in the Company's cost of funds which went from 3.50% for the three months ended September 30, 2001 to 1.95% for the same period this year. The reduction in CD's was offset by FHLB advances which were taken out periodically as funding needs required. These advances are all between six months and two years in final maturity and are at historically attractive rates. The Company's net interest margin expanded from 5.04% for the third quarter of 2001 to 5.41% in the third quarter of 2002.

Non-interest income increased slightly to $2,217,000 for the three months ended September 30, 2002 from $2,055,000 for the same period last year. Service charges on deposits increased to $1,622,000 for the quarter ended September 30, 2002 from $1,398,000 for the same period in 2001, an increase of $224,000 or 16.0%. The increase in service charges was due to the continued success of the

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Company's "Positively Free Checking" program, a Company-wide deposit-gathering promotion that began in March of 2000 at NVB and in October of 2000 at SRB. Other fees decreased by $168,000 from the quarter ended September 30, 2001 due to the discontinuation of data processing services that the Company previously provided to a local financial institution. The Company recorded $202,000 in gains on sales of single family residential mortgages sold to FHLMC during the third quarter of 2002. This is part of a strategy to maintain a beneficial mix in the loan portfolio while also maintaining a shorter duration within the portfolio due to the current low interest rate environment. Other income decreased to $337,000 for the third quarter of 2002 from $436,000 for the same period last year due to lower earnings on bank owned life insurance.

Non-interest expense totaled $6,154,000 for the three months ended September 30, 2002 compared to $5,526,000 for the same period in 2001 which is an increase of $628,000 or 11.4%. The increase was due to salary and benefits expense (up $122,000), occupancy expense (up $69,000), equipment expense (up $148,000) and other expense (up $289,000). Occupancy and equipment expense increased due to the addition of North Valley Bank's new express banking facility located in Redding which opened in early August as well as costs incurred in preparation for the Company's mainframe system conversion in early November. Salary and benefits expense and other expense increased year over year due to internal growth.

Year-to-Date Performance

For the nine months ended September 30, 2002, the Company reported net income of $5,782,000 or $1.20 per diluted share compared to $4,758,000 or $0.84 per diluted share for the same period in 2001. This represents an increase in net income of 21.5% and an increase in diluted earnings per share of 42.9%.

The increase in earnings for the nine months ended September 30, 2002 resulted from increases in net interest income of $3,815,000 and non-interest income of $579,000 partially offset by growth in non-interest expense of $2,117,000 as well as an increase in the provision for loan losses of $435,000.

Nonperforming loans increased to $2,595,000, or 0.59% of total loans at September 30, 2002, compared to $1,715,000, or 0.43% of total loans at December 31, 2001. The increase in nonaccrual loans at September 30, 2002 is due primarily to the recognition of three commercial loans totaling $791,000 of which 75% is guaranteed by the SBA. The allowance for loan losses at September 30, 2002 was $6,466,000 or 1.48% of total loans compared to $5,786,000 or 1.46%
of total loans at December 31, 2001. The ratio of net charge-offs to average loans outstanding remained very low at 0.22% on an annualized basis at September 30, 2002 compared to 0.14% as of December 31, 2001. The allowance for loan and lease losses as a percentage of nonperforming loans remained strong at 249.17% compared to 337.38% as of December 31, 2001.

"We are very pleased about the results for the third quarter of 2002. The Company is performing much closer to the high end of our peer group in terms of return on assets and return on equity," stated Mike Cushman, President & CEO. Our efficiency ratio has also continued to improve from 65.7% for the third quarter of 2001 to 62.7% for this most recent quarter. The net interest margin expansion continues to drive our revenue growth as we expand our customer base and our capital management efforts have helped result in achieving an 18.05% ROE for the third quarter of 2002 compared to 13.86% for the same period last year. As we have previously discussed, the conversion of our mainframe core processing system in the fourth quarter of 2002 is expected to provide us with the platform to achieve additional efficiencies," stated Mr. Cushman.

North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its two subsidiary banks, offers a wide range of consumer and business banking products and services. In addition to depository

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

services, North Valley Bank and Six Rivers Bank engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                      or     Edward J. Czajka
President & Chief Executive Officer            Executive Vice President & Chief
(530) 226-2900 Fax: (530) 221-4877             Financial Officer

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

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                     For the nine months ended September 30,


                                                             2002-2001
                                           2002      2001    $ Change   % Change
                                         ---------------------------------------
INTEREST INCOME
Loans and leases including fees          $24,400   $24,721   $  (321)     -1.3%
Investment Securities
Taxable                                    3,379     3,438       (59)     -1.7%
Non-taxable                                1,194     1,257       (63)     -5.0%
Federal funds sold                           265       521      (256)    -49.1%
                                         --------------------------------------
Total interest income                     29,239    29,937      (698)     -2.3%

INTEREST EXPENSE
Deposits                                   6,079    11,571    (5,492)    -47.5%
Borrowings                                   654       252       402     159.7%
Trust preferred securities                   787       211       576     272.9%
                                         --------------------------------------
Total Interest Expense                     7,521    12,034    (4,513)    -37.5%

NET INTEREST INCOME                       21,718    17,903     3,815      21.3%

PROVISION FOR LOAN AND LEASE LOSSES        1,375       940       435      46.3%
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES               20,343    16,963     3,380      19.9%

NONINTEREST INCOME:
Service charges on deposit accounts        4,643     4,237       406       9.6%
Other fees and charges                       469       756      (287)    -38.0%
Gain (loss) on sale of loans                 202         4       198    4950.0%
Gain (loss) on sale of securities             27        13        14       0.0%
Other                                      1,308     1,060       248      23.4%
                                         --------------------------------------
Total noninterest income                   6,649     6,070       579       9.5%

NONINTEREST EXPENSE:
Salaries and employee benefits             9,289     8,279     1,010      12.2%
Occupancy expense                          1,145       928       217      23.4%
Furniture and equipment expense            1,327     1,007       320      31.8%
Merger & integration expense                  --       358      (358)   -100.0%
Other                                      6,495     5,567       928      16.7%
                                         --------------------------------------
Total noninterest expense                 18,256    16,139     2,117      13.1%

INCOME BEFORE PROVISION FOR
INCOME TAXES                               8,736     6,894     1,842      26.7%

PROVISION FOR INCOME TAXES                 2,954     2,136       818      38.3%

NET INCOME                                 5,782     4,758     1,024      21.5%

NET INCOME PER SHARE:
Basic                                    $  1.24   $  0.86   $  0.38      44.1%
Diluted                                  $  1.20   $  0.84   $  0.36      42.9%

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

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                       For the quarter ended September 30,


                                          2002       2001     $ Change  % Change
                                        ----------------------------------------
INTEREST INCOME
Loans and leases including fees         $  8,319   $  8,317   $      2     0.0%
Investment Securities
Taxable                                    1,048      1,289       (241)  -18.7%
Non-taxable                                  398        409        (11)   -2.6%
Federal funds sold                            87        178        (91)  -51.0%
                                        ---------------------------------------
Total interest income                      9,853     10,193       (340)   -3.3%

INTEREST EXPENSE
Deposits                                   1,795      3,508     (1,713)  -48.8%
Borrowings                                   189        121         68    55.7%
Trust preferred securities                   275        211         64    30.3%
                                        ---------------------------------------
Total Interest Expense                     2,259      3,840     (1,581)  -41.2%

NET INTEREST INCOME                        7,594      6,353      1,241    19.5%

PROVISION FOR LOAN AND LEASE LOSSES          380        420        (40)   -9.5%
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                7,214      5,933      1,281    21.6%

NONINTEREST INCOME:
Service charges on deposit accounts        1,622      1,398        224    16.0%
Other fees and charges                        42        210       (168)  -80.0%
Gain on sale of loans                        202         --        202   100.0%
Gain on sale of securities                    14         11          3    27.3%
Other                                        337        436        (99)  -22.7%
                                        ---------------------------------------
Total noninterest income                   2,217      2,055        162     7.9%

NONINTEREST EXPENSE:
Salaries and employee benefits             3,082      2,960        122     4.1%
Occupancy expense                            364        295         69    23.4%
Furniture and equipment expense              482        334        148    44.3%
Merger & integration expense                  --         --         --     0.0%
Other                                      2,226      1,937        289    14.9%
                                        ---------------------------------------
Total noninterest expense                  6,154      5,526        628    11.4%

INCOME BEFORE PROVISION FOR
INCOME TAXES                               3,277      2,462        815    33.1%

PROVISION FOR INCOME TAXES                 1,151        773        378    48.9%

NET INCOME                                 2,126      1,689        437    25.9%

NET INCOME PER SHARE:
  Basic                                 $   0.46   $   0.33   $   0.13    39.4%
  Diluted                               $   0.44   $   0.33   $   0.11    33.3%

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

                                          North Valley Bancorp and Subsidiaries
                                      (dollars in thousands except per share data)
                                                       (unaudited)


ASSETS                                                                         30-Sep-02  31-Dec-01  $ Change  % Change
                                                                               ----------------------------------------

Cash and due from banks                                                        $ 31,798   $ 26,575   $  5,223     19.7%
Federal funds sold                                                               12,000     19,800     (7,800)   -39.4%
Cash held in other financial institutions                                           693      2,289     (1,596)   -69.7%

Securities:
  Available for sale, at fair value                                             115,391    111,626      3,765      3.4%
  Held to maturity, at amortized cost                                             1,455      1,455         --      0.0%
  FHLB & FRB Stock                                                                3,056      2,213        843     38.1%
Loans and leases net of allowance
  for loan and lease losses and deferred loan fees                              431,470    391,022     40,448     10.3%
Premises and equipment, net of accumulated
  depreciation and amortization                                                  12,207     10,294      1,913     18.6%
Other real estate owned                                                             105        287       (182)   -63.4%
Goodwill and core deposit intangibles, net                                        2,892      3,252       (360)   -11.1%
Accrued interest receivable & other assets                                       28,901     26,160      2,741     10.5%
                                                                               ----------------------------------------
TOTAL ASSETS                                                                    639,968    594,973     44,995      7.6%


LIABILITIES AND STOCKHOLDERS'
EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing demand                                                      106,282     94,719     11,563     12.2%
Interest-bearing demand                                                          49,094     37,937     11,157     29.4%
Savings                                                                         210,568    186,087     24,481     13.2%
Time certificates                                                               172,717    195,535    (22,818)   -11.7%
                                                                               ----------------------------------------
Total deposits                                                                  538,661    514,278     24,383      4.7%
Fed funds purchased and other borrowings                                         32,831     20,647     12,184     59.0%
Accrued interest and other liabilities                                            8,387      6,370      2,017     31.7%
Company obligated manditorily redeemable cumulative
  trust preferred securities of subsidiary grantor trust                         10,000     10,000         --      0.0%
                                                                               ----------------------------------------
Total liabilities                                                               589,879    551,295     38,584      7.0%

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000 shares: none outstanding
Common stock, no par value:  authorized 20,000,000
  shares, outstanding  4,672,046 and 4,651,056 at
  September 30, 2002 and December 31, 2001                                       25,052     24,538        514      2.1%
Retained Earnings                                                                22,215     18,383      3,832     20.8%
Accumulated other comprehensive income, net of tax                                2,822        757      2,065    272.8%
                                                                               ----------------------------------------
Total stockholders' equity                                                       50,089     43,678      6,411     14.7%

Total Liabilities & Shareholders Equity                                        $639,968   $594,973   $ 44,995      7.6%

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

                            North Valley Bancorp and Subsidiaries
                        (dollars in thousands except per share data)
                                         (unaudited)


                                                     For the nine months ended September 30,
                                                             2002              2001
                                                          ----------        ----------
Financial Ratios
Return on average assets (Reported)                             1.27%             1.15%
Return on average equity (Reported)                            17.06%            11.85%
Efficiency ratio (Reported)                                    64.36%            67.32%
Net interest margin (Taxable-equivalent)                        5.46%             5.00%
Average equity to average assets                                7.36%             9.72%

Allowance for Loan and Lease Losses
Balance beginning of year                                 $    5,786        $    4,964
Provision for loan losses                                      1,375               940
Net charge offs                                                  695               375

Balance end of period                                     $    6,466        $    5,529


                                                       For the quarter ended September 30,
                                                             2002              2001
                                                          ----------        ----------
Return on average assets                                        1.37%             1.18%
Return on average equity                                       18.05%            13.86%
Efficiency ratio                                               62.73%            65.72%
Net interest margin (Taxable-equivalent)                        5.41%             5.04%
Average equity to average assets                                7.38%             8.49%


                                                       At September 30,   At December 31,
Non-Performing Assets                                       2002                2001

Total nonaccrual loans                                    $    1,437        $      867
Loans 90 days past due and still accruing                      1,158               848

Total nonperforming loans                                 $    2,595        $    1,715
Other real estate owned                                          105               287

Total nonperforming assets                                $    2,700        $    2,002

Nonaccrual loans to total gross loans                           0.33%             0.22%
Nonperforming loans to total gross loans                        0.59%             0.43%
Total nonperforming assets to total assets                      0.42%             0.34%

Allowance for loan losses to nonperforming loans              249.17%           337.38%
Allowance for loan losses to total gross loans                  1.48%             1.46%
Allowance for loan losses to nonperforming assets             239.48%           289.01%

Total Gross Loans                                            437,936           396,808
Total Assets                                                 639,968           594,973
Average Loans Outstanding (YTD)                              416,882           378,190
Average Assets (YTD)                                         610,239           562,802
Average Equity (YTD)                                          45,303            50,850

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